Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 30, 2019, relating to the financial statements of Esports Entertainment Group, Inc., which appears in such Registration Statement.

We also consent to the reference to us under the caption “Experts” in this registration statement.

Somerset, New Jersey

June 18, 2020